Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS THIRD QUARTER 2013 NET INCOME

OF $200 MILLION ($0.99 PER DILUTED SHARE)

Third Quarter Financial Highlights

▪	Commercial Asset Growth – Increased 8% from a year ago; eighth consecutive quarter of sequential growth;
▪	Continued Growth at CIT Bank – Assets surpassed $14 billion; deposits approaching $12 billion;
▪	Credit Metrics Remain at Cyclical Lows – Non-Accrual loans further declined;
▪	Strong Capital Ratios – Tier 1 Capital Ratio of 16.7% and Total Capital Ratio of 17.4%;
▪	Advanced Capital Return Initiatives – Reinstated quarterly common stock dividend; repurchased over 800,000 additional common shares.

NEW YORK – October 22, 2013 – CIT Group Inc. (NYSE: CIT), a leading provider of financing and advisory services to small businesses and middle market companies, today reported net income of $200 million, $0.99 per diluted share, for the third quarter of 2013, compared to a net loss of $299 million, $1.49 per diluted share, for the third quarter of 2012. Net income for the nine month period ended September 30, 2013 was $546 million, $2.70 per diluted share, compared to a net loss of $799 million, $3.98 per diluted share in the prior year. Prior year results include significant debt redemption charges1.

“Our third quarter results reflect our progress in prudently growing assets, expanding CIT Bank, and returning capital to our shareholders,” said John Thain, Chairman and Chief Executive Officer. “We remain focused on building our franchise as we put our knowledge to work on behalf of our clients, who remain the heart of the U.S. economy.”

Summary of Third Quarter Financial Results

Third quarter results reflect growth in earning assets, aided by higher levels of new business activity, and continued strong credit metrics. In addition to the absence of debt redemption charges in the current quarter, the improvement in net income from the year-ago quarter reflected commercial

1 Debt redemption charges include accelerated fresh start accounting debt discount amortization and loss on debt extinguishments. See “Non-GAAP Measurements” at the end of this press release and page 16 for reconciliation of non-GAAP to GAAP financial information.

2

asset growth, higher fee and other income and lower funding costs partially offset by lower net FSA accretion.

Total assets at September 30, 2013 were $46.2 billion, up $1.6 billion from June 30, 2013 and $2.6 billion from September 30, 2012. Commercial financing and leasing assets increased from prior periods to $32.1 billion driven by growth in Corporate Finance. Consumer assets declined by approximately $70 million from June 30, 2013 to $3.5 billion, reflecting the continued run off of student loans, and by $840 million from a year ago, which also reflects the sale of $0.5 billion of student loans in the fourth quarter of 2012. Total loans of $21.8 billion rose slightly from the prior quarter and increased $1.4 billion from a year ago. Operating lease equipment increased $0.3 billion from June 30, 2013 and $0.5 billion from a year ago to $12.6 billion. Cash and investments of $8.5 billion were up $1.2 billion from June 30, 2013 and $1.0 billion from September 30, 2012.

Net finance revenue2 was $357 million compared to $(129) million in the year-ago quarter, which included approximately $454 million of debt redemption costs, and $381 million in the prior quarter. Average earning assets were $33.9 billion in the current quarter, up from $32.3 billion from the year-ago quarter and $33.7 billion in the prior quarter. Net finance revenue as a percentage of average earning assets (“finance margin”) was 4.22%, compared to (1.60)% in the year-ago quarter and 4.53% in the prior quarter. Excluding the impact of debt redemptions3 in prior periods, finance margin improved from 4.02% in the year-ago quarter, primarily reflecting lower funding costs, and declined from 4.62% in the prior quarter reflecting the sale of higher yielding Vendor Finance assets in addition to a decline in operating lease revenue, net FSA accretion, and yield-related fees.

Other income of $105 million increased from $87 million in the year-ago quarter and from $79 million in the prior quarter. The increase is attributable to higher gains on asset sales and other revenue, including gains related to the sale of Vendor Finance and Transportation assets, that was partially offset by impairments on assets transferred to held for sale in conjunction with our international rationalization efforts. Three notable components of other income – factoring commissions, gains on sales of leasing equipment, and fee revenues – totaled $88 million, or 1.04% of average earnings assets, up in aggregate $2 million from the year-ago quarter and down $2 million sequentially.

Operating expenses were $232 million compared to $235 million in the year-ago quarter and $230 million in the prior quarter. Excluding restructuring costs4, operating expenses were $229 million, compared to $230 million in the year-ago quarter and $220 million in the prior quarter. The current period includes costs related to certain legal matters and our international rationalization efforts, while

2 Net finance revenue, finance margin and net operating lease revenue are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 16 for reconciliation of non-GAAP to GAAP financial information.

3 Debt redemption impacts include accelerated FSA net discount/(premium) accretion. See “Non-GAAP Measurements” at the end of this press release and page 16 for reconciliation of non-GAAP to GAAP financial information.

4 Operating expenses excluding restructuring costs is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 16 for reconciliation of non-GAAP to GAAP financial information.

3

the prior quarter included a benefit in professional fees from a workout-related settlement. Headcount at September 30, 2013 was approximately 3,380, down from 3,630 a year ago and 3,420 at June 30, 2013.

The provision for income taxes in the third quarter was $14 million, which primarily reflected the recognition of tax expense on international earnings and state tax expense in the U.S. The $4 million provision for taxes in the year-ago quarter resulted from changes in the geographic mix of earnings. The $32 million provision in the prior quarter included over $20 million related to the establishment of valuation allowances on certain international deferred tax assets due to our international platform rationalizations.

Credit and Allowance for Loan Losses

Credit quality metrics remained stable at cyclical lows. As in the prior quarter, charge-offs were elevated by amounts related to the transfer of loans to assets held for sale.

Net charge-offs were $27 million, or 0.50% as a percentage of average finance receivables, versus $18 million (0.36%) in the year-ago quarter and $29 million (0.53%) in the prior quarter. Net charge-offs in the commercial segments were 0.59% of average finance receivables, compared to 0.44% in the year-ago quarter and 0.63% in the prior quarter. Recoveries of $9 million were lower than in recent quarters. Net charge-offs were negligible in Transportation Finance, and Trade Finance had net recoveries for the quarter and year-to-date. Charge-offs in Corporate Finance and Vendor Finance included $5 million and $7 million, respectively, related to transfers of loans to assets held for sale, while the prior quarter included $20 million of such charge-offs in Corporate Finance.

Net charge-offs do not reflect recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale. Recoveries on these loans are recorded in other income and totaled $6 million, $9 million and $6 million for the current quarter, the year-ago quarter and the prior quarter, respectively.

Non-accrual loans declined to $258 million, or 1.18% of finance receivables, at September 30, 2013 from $412 million (2.02%) at September 30, 2012 and $279 million (1.28%) at June 30, 2013. Non-accrual loans as a percentage of finance receivables in the commercial segments were 1.41% at September 30, 2013, improved from 2.48% at September 30, 2012 and 1.53% at June 30, 2013. The improvement from last quarter was driven by Corporate Finance and Transportation Finance.

The provision for credit losses was $16 million in the current quarter, up modestly from $15 million in the prior quarter; there was essentially no provision for credit losses in the year-ago quarter. The allowance for loan losses, which relates entirely to the commercial portfolio, was $356 million at September 30, 2013, or 1.63% of total finance receivables (including U.S. government guaranteed student loans that have no related reserves), compared to $398 million (1.95%) at September 30, 2012 and $367 million (1.69%) at June 30, 2013. As a percentage of the commercial portfolio, the allowance for loan losses was 1.94% at September 30, 2013, compared to 2.39% at September 30, 2012 and

4

2.02% at June 30, 2013. The trends in the allowance for loan losses are consistent with the stable credit metrics and changes in the composition of the portfolio. Specific reserves were $34 million at September 30, 2013, compared to $56 million at September 30, 2012 and $43 million at June 30, 2013.

Capital and Funding

Preliminary Tier 1 and Total Capital ratios at September 30, 2013 were 16.7% and 17.4%, respectively, compared to 16.3% and 17.0% at June 30, 2013. Preliminary risk-weighted assets totaled $50.5 billion at September 30, 2013, relatively unchanged from June 30, 2013 and up from $45.9 billion at September 30, 2012, primarily reflecting growth in assets and finance and lease commitments. Book value per share at September 30, 2013 grew to $44.16 from $43.16 at June 30, 2013 and $40.37 at September 30, 2012. Tangible book value per share at September 30, 2013 was $42.36, improved from $41.33 at June 30, 2013 and $38.47 at September 30, 2012.

Cash and short-term investment securities totaled $7.4 billion at September 30, 2013, comprised of $6.0 billion of cash and $1.4 billion of short-term investments, compared to $6.9 billion at June 30, 2013 and $7.2 billion at September 30, 2012. Cash and short-term investment securities at September 30, 2013 consisted of $2.7 billion related to the bank holding company and $2.5 billion at CIT Bank, with the remainder comprised of cash at operating subsidiaries and restricted balances. We had approximately $1.9 billion of unused and committed liquidity under a $2 billion revolving credit facility at September 30, 2013.

Deposits grew approximately $0.6 billion during the quarter to $11.8 billion, consistent with asset growth and the overall liquidity position of CIT Bank. At September 30, 2013, deposits represented approximately 35% of our funding, with secured and unsecured borrowings comprising 27% and 38% of the funding mix, respectively. The weighted average coupon rate on outstanding deposits and long-term borrowings was 3.09% at September 30, 2013, unchanged from June 30, 2013 and improved from 3.25% at September 30, 2012.

On August 1, 2013, CIT issued $750 million aggregate principal amount of senior unsecured notes due 2023. We invested the proceeds from this offering in highly-rated securities that are classified as held to maturity and not included in short-term investment securities. We also renewed a $500 million committed secured facility and extended the revolving period one year to September 2015.

Last quarter our Board of Directors approved the repurchase of up to $200 million of common stock through December 31, 2013. During the third quarter we repurchased over 800,000 shares at an average price of $48.40. Since May 30, 2013, we have repurchased approximately 1.1 million shares at an average price of $47.36 per share. In addition, on October 21, 2013, the Board of Directors declared a quarterly cash dividend of $0.10 per share.

5

Segment Highlights

As detailed on the table on page 16, prior periods were impacted by accelerated FSA net discount/(premium) on debt extinguishments and repurchases and loss on debt extinguishments. The segment commentary that follows is focused on prior period results excluding these impacts.

Corporate Finance

Pre-tax earnings for the quarter were $37 million, down from $46 million in the year-ago quarter, due to higher credit provision, and from $43 million in the prior quarter reflecting lower levels of accelerated yield-related fees in the current period and the benefit of a workout-related settlement in the prior quarter.

Financing and leasing assets grew to $9.8 billion, up $0.4 billion from June 30, 2013, reflecting solid new business volumes, and up $1.9 billion from September 30, 2012, which also reflects a portfolio purchased during the first quarter of 2013. Funded loan volume, which includes a balanced mix of asset-secured and cash flow loans, totaled $1.1 billion, up from $0.9 billion in the year-ago quarter and down from $1.3 billion in the prior quarter. During the quarter, approximately $108 million of loans were transferred to assets held for sale, which totaled $490 million at quarter-end. In October, we entered into a definitive agreement to sell our small business lending portfolio, which represented the majority of assets held for sale at quarter-end. The sale is expected to be completed in the first quarter of 2014 subject to approval by the Small Business Administration.

Credit performance remained strong. Non-accrual loans declined to $155 million (1.68% of finance receivables) from $256 million (3.28%) a year ago and $173 million (1.95%) at June 30, 2013. Net charge-offs were $9 million (0.39% of average finance receivables), compared to $5 million (0.26%) in the prior-year quarter and $22 million (0.97%) last quarter, nearly all of which was attributable to loans transferred to assets held for sale.

Transportation Finance

Pre-tax earnings for the quarter were $161 million, up from $135 million in the year-ago quarter reflecting lower interest expense and higher other income, and down from $169 million in the prior quarter due to lower rental income in commercial air partially offset by higher other income. Other income in the current quarter included a $13 million gain on the sale of a workout-related claim. Utilization remained strong with all owned commercial airplanes and 98% of rail equipment on lease or under a commitment at quarter-end.

Financing and leasing assets totaled $14.3 billion at September 30, 2013, up slightly sequentially and $0.3 billion from a year ago. During the quarter we sold six aircraft for a gain and took delivery of five new aircraft and approximately 1,500 railcars.

During the quarter we agreed to purchase 13 new Airbus aircraft that are conditional upon lease to American Airlines with delivery dates through 2014, and exercised cancellation rights on 13

6

Embraer aircraft previously scheduled for delivery in 2015. All but two aircraft scheduled for delivery in the next twelve months, and approximately 75% of all railcars on order, have lease commitments. A higher than usual number of aircraft will be subject to lease renewals in 2014, which could put pressure on the finance margin.

Trade Finance

Pre-tax earnings for the quarter were $17 million, compared to $13 million in the year-ago quarter, and $14 million in the prior quarter. Factoring volume was $6.6 billion, up 4% from the year-ago quarter, and 11% sequentially reflecting normal seasonality. Factoring commissions of $32.3 million were down slightly from the year-ago period and up 11% from the prior quarter.

Credit metrics remained favorable. Non-accrual balances of $7 million declined from $27 million a year ago, primarily due to accounts returning to accrual status and reductions in exposures, and rose from $3 million at June 30, 2013 primarily due to one additional loan classified as non-accrual. There was a net recovery of $1 million in the current quarter and modest recoveries in each of the year-ago and prior quarters.

Vendor Finance

Pre-tax earnings for the quarter were $8 million, which continued to be impacted by our international platform rationalization efforts, compared to $12 million in the year-ago period and $6 million in the prior quarter. The decline from the year-ago quarter reflects higher credit costs and lower net FSA accretion, which more than offset $5 million of net gains in the current quarter. Income related to the Dell Europe portfolio, including a $21 million gain on the sale of the first tranche, was largely offset by impairments on assets transferred to assets held for sale. Other income in the prior quarter included $6 million of costs related to international platform rationalizations. The sequential quarter comparison also reflected a reduction in net finance income related to the Dell Europe asset sale as those assets had high yields and the operating lease component had no associated depreciation expense.

Financing and leasing assets declined modestly from June 30, 2013 to $5.6 billion and rose 7% from a year ago. Approximately $200 million of the Dell Europe portfolio was sold during the third quarter and the remainder, about $300 million, was sold on October 1, 2013. Assets held for sale increased to $555 million, primarily reflecting the transfer of assets in several European countries. We funded $761 million of new business volume in the quarter, an increase of 8% from the year-ago quarter, but down 10% from the prior quarter reflecting seasonality.

Credit metrics were also impacted by the platform rationalization efforts. Net charge-offs of $19 million included $7 million of charge-offs related to loans transferred to assets held for sale as well as lower recoveries. Absent these transfers, net charge-offs were generally stable from both the year-ago

7

and prior quarters. Non-accrual loans were $96 million (1.98% of finance receivables) at quarter-end, compared to $74 million (1.59%) a year ago and $90 million (1.82%) at June 30, 2013.

Consumer

Pre-tax earnings for the quarter were $5 million, unchanged from the year-ago quarter and down from $9 million in the prior quarter.

At September 30, 2013, the student loan portfolio totaled approximately $3.5 billion, down slightly from June 30, 2013 and from $4.3 billion at September 30, 2012. The decline from a year ago is primarily due to $525 million of loan sales and runoff.

Corporate and Other

Certain items are not allocated to operating segments and are included in Corporate and Other, including unallocated interest expense, primarily related to corporate liquidity costs, accelerated FSA discount accretion and restructuring charges. There was essentially no unallocated accelerated debt FSA discount accretion in the current quarter and prior quarter, while the year-ago quarter included $68 million. The year-ago quarter also included a loss on debt extinguishments of $17 million. Operating expenses included restructuring charges of $3 million in the current quarter, compared to $5 million in the year-ago quarter and $10 million in the prior quarter.

CIT Bank

Lending and leasing assets grew 8% during the quarter to $12 billion. CIT Bank funded $1.7 billion of new business volume, which represented nearly all of the new U.S. volume for Corporate Finance, Transportation Finance and Vendor Finance. Funded volumes were up 20% from the year-ago quarter and down 10% sequentially due to seasonality.

Total assets were $14.7 billion at September 30, 2013, up $0.8 billion from June 30, 2013 and $3.1 billion from a year ago. Commercial loans totaled $10.9 billion, up from $10.2 billion at June 30, 2013 and $6.8 billion at September 30, 2012. Operating lease equipment of $1.1 billion, primarily railcars, increased from $0.9 billion at June 30, 2013 and $0.5 billion at September 30, 2012. Cash totaled $2.5 billion at September 30, 2013, down slightly from June 30, 2013, and from $3.6 billion at September 30, 2012. Preliminary Total Capital and Tier 1 Leverage ratios were 19.8% and 17.9%, respectively, at September 30, 2013.

Total deposits at quarter-end were $11.8 billion, up from $11.1 billion at June 30, 2013 and $8.6 billion at September 30, 2012. The weighted average rate on outstanding deposits was 1.49% at September 30, 2013.

See attached tables for financial statements and supplemental financial information.

8

Conference Call and Webcast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio webcast today, October 22, 2013, at 8:00 a.m. (EDT). Interested parties may access the conference call live by dialing 888-317-6003 for U.S., 866-284-3684 for Canadian callers or 412-317-6061 for international callers and reference access code “9630381” or access the audio webcast at cit.com/investor. An audio replay of the call will be available until 11:59 p.m. (EST) on November 5, 2013, by dialing 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers with the access code “10034257”, or at cit.com/investor.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and vendor finance. CIT operates CIT Bank (Member FDIC), its primary bank subsidiary, which, through its internet bank BankOnCIT.com, offers a suite of savings options designed to help customers achieve a range of financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, the risk that CIT is delayed in implementing its branch strategy, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. Further, there is a risk that the valuations resulting from our fresh start accounting analysis, which are inherently uncertain, will differ significantly from the actual values realized, due to the complexity of the valuation process, the degree of judgment required, and changes in market conditions and economic environment. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission.  Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue, and adjusted net finance revenue are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs is a non-GAAP measurement used by management to compare period over period expenses. Pre-tax income excluding debt redemption charges is a non-GAAP measurement used by management to compare period over period operating results. Tangible book value and tangible book value per share are non-GAAP metrics used to analyze banks.

###

9

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Ken Brause
Director of Corporate Communications	Executive Vice President
(973) 740-5390 Curt.Ritter@cit.com Matt Klein Vice President, Media Relations (973) 597-2020 Matt.Klein@cit.com	(212) 771-9650 Ken.Brause@cit.com

10

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Quarters Ended
	September 30,	June 30,	September 30,	Nine Months Ended September 30,
	2013	2013	2012	2013	2012

Interest income
Interest and fees on loans	$ 330.6	$ 344.5	$ 367.5	$ 1,024.5	$ 1,188.3
Interest and dividends on interest bearing deposits and investments	6.8	7.1	8.0	20.3	23.8
Total interest income	337.4	351.6	375.5	1,044.8	1,212.1
Interest expense
Interest on long-term borrowings	(233.8)	(236.6)	(777.6)	(720.0)	(2,420.8)
Interest on deposits	(44.2)	(44.8)	(38.4)	(131.3)	(110.0)
Total interest expense	(278.0)	(281.4)	(816.0)	(851.3)	(2,530.8)
Net interest revenue	59.4	70.2	(440.5)	193.5	(1,318.7)
Provision for credit losses	(16.4)	(14.6)	-	(50.5)	(51.5)
Net interest revenue, after credit provision	43.0	55.6	(440.5)	143.0	(1,370.2)
Non-interest income
Rental income on operating leases	441.1	452.4	445.8	1,338.4	1,332.6
Other income	104.8	79.3	86.7	254.2	481.4
Total non-interest income	545.9	531.7	532.5	1,592.6	1,814.0
Other expenses
Depreciation on operating lease equipment	(143.0)	(141.3)	(134.5)	(427.6)	(402.9)
Operating expenses	(232.2)	(229.7)	(235.2)	(697.2)	(686.3)
Loss on debt extinguishments	-	-	(16.8)	-	(61.2)
Total other expenses	(375.2)	(371.0)	(386.5)	(1,124.8)	(1,150.4)
Income (loss) before provision for income taxes	213.7	216.3	(294.5)	610.8	(706.6)
Provision for income taxes	(13.9)	(32.2)	(3.9)	(61.3)	(89.6)
Net income (loss) before attribution of noncontrolling interests	199.8	184.1	(298.4)	549.5	(796.2)
Net income attributable to noncontrolling interests, after tax	(0.2)	(0.5)	(0.8)	(3.7)	(2.9)
Net income (loss)	$ 199.6	$ 183.6	$ (299.2)	$ 545.8	$ (799.1)

Basic income (loss) per common share	$ 0.99	$ 0.91	$ (1.49)	$ 2.71	$ (3.98)
Diluted income (loss) per common share	$ 0.99	$ 0.91	$ (1.49)	$ 2.70	$ (3.98)
Average number of common shares - basic (thousands)	200,811	201,313	200,917	201,089	200,877
Average number of common shares - diluted (thousands)	202,329	202,313	200,917	202,139	200,877

11

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2013*	2013	2012	2012

Assets
Total cash and deposits	$ 5,974.3	$ 5,718.2	$ 6,821.3	$ 6,455.5
Investment securities	2,498.9	1,558.0	1,065.5	1,016.2
Trading assets at fair value - derivatives	17.5	46.0	8.4	29.3
Assets held for sale	1,122.2	1,186.6	646.4	1,421.1

Loans	21,822.7	21,678.3	20,847.6	20,383.4
Allowance for loan losses	(356.1)	(367.2)	(379.3)	(397.9)
Loans, net of allowance for loan losses	21,466.6	21,311.1	20,468.3	19,985.5

Operating lease equipment, net	12,577.1	12,326.2	12,411.7	12,086.7
Goodwill	338.3	344.5	345.9	345.9
Intangible assets, net	22.4	24.8	31.9	37.3
Unsecured counterparty receivable	626.2	642.6	649.1	584.4
Other assets	1,580.5	1,473.0	1,563.5	1,638.2
Total assets	$ 46,224.0	$ 44,631.0	$ 44,012.0	$ 43,600.1

Liabilities
Deposits	$ 11,806.1	$ 11,171.3	$ 9,684.5	$ 8,709.3
Trading liabilities at fair value - derivatives	77.5	44.1	81.9	81.9
Credit balances of factoring clients	1,278.4	1,205.0	1,256.5	1,224.9
Other liabilities	2,818.1	2,523.4	2,687.8	2,544.7
Long-term borrowings
Unsecured borrowings	12,531.5	11,789.5	11,824.0	12,334.9
Secured borrowings	8,858.7	9,212.2	10,137.8	10,590.6
Total long-term borrowings	21,390.2	21,001.7	21,961.8	22,925.5
Total liabilities	37,370.3	35,945.5	35,672.5	35,486.3
Equity
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0
Paid-in capital	8,543.1	8,530.2	8,501.8	8,491.0
Retained earnings (accumulated deficit)	471.2	271.6	(74.6)	(281.4)
Accumulated other comprehensive loss	(88.0)	(85.5)	(77.7)	(86.0)
Treasury stock, at cost	(83.3)	(41.1)	(16.7)	(16.7)
Total common stockholders' equity	8,845.0	8,677.2	8,334.8	8,108.9
Noncontrolling interests	8.7	8.3	4.7	4.9
Total equity	8,853.7	8,685.5	8,339.5	8,113.8
Total liabilities and equity	$ 46,224.0	$ 44,631.0	$ 44,012.0	$ 43,600.1

Book Value Per Common Share
Book value per common share	$ 44.16	$ 43.16	$ 41.49	$ 40.37
Tangible book value per common share	$ 42.36	$ 41.33	$ 39.61	$ 38.47
Outstanding common shares (in thousands)	200,302	201,030	200,869	200,850

* Preliminary

12

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

	Quarters Ended			Nine Months Ended
INCOME STATEMENT ITEMS	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Other Income
Factoring commissions	$ 32.3	$ 29.0	$ 33.1	$ 91.3	$ 94.3
Gains on sales of leasing equipment	30.7	33.8	34.6	86.8	77.1
Fee revenues	25.3	27.4	18.6	73.1	63.4

Gains (losses) on loan and portfolio sales	23.5	(4.5)	4.7	24.3	172.5
Recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale	6.3	6.3	8.6	16.8	37.6
Counterparty receivable accretion	1.0	2.0	3.3	6.1	52.5
Gain on investments	1.0	1.2	5.0	4.6	28.3
Gains (losses) on derivatives and foreign currency exchange	0.9	2.4	0.5	2.7	(5.0)
Impairment on assets held for sale	(44.6)	(22.1)	(27.7)	(89.3)	(78.2)
Other revenues	28.4	3.8	6.0	37.8	38.9
Total other income	$ 104.8	$ 79.3	$ 86.7	$ 254.2	$ 481.4

Operating Expenses
Compensation and benefits	$ 133.2	$ 135.9	$ 138.5	$ 406.1	$ 408.8
Technology	22.3	20.1	19.4	62.2	56.0
Professional fees	24.5	12.2	18.1	55.4	51.4
Net occupancy expense	9.0	8.6	9.2	27.0	28.1
Provision for severance and facilities exiting activities	3.2	9.5	5.0	18.4	11.0
Advertising and marketing	3.7	6.3	10.2	17.7	27.3
Other expenses	36.3	37.1	34.8	110.4	103.7
Operating expenses	$ 232.2	$ 229.7	$ 235.2	$ 697.2	$ 686.3

AVERAGE BALANCES AND RATES
	Quarters Ended
	September 30, 2013		June 30, 2013		September 30, 2012
Assets	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Interest bearing deposits	$ 5,289.3	0.3%	$ 5,315.6	0.3%	$ 6,912.4	0.3%
Investments	2,041.3	0.5%	1,658.3	0.7%	1,115.3	0.8%
Loans (including held for sale)	22,619.1	6.2%	22,294.8	6.5%	21,033.7	7.4%
Total interest earning assets	29,949.7	4.7%	29,268.7	5.0%	29,061.4	5.4%
Operating lease equipment, net (including held for sale)	12,653.0	9.4%	12,714.5	9.8%	12,554.7	9.9%
Other	2,879.2		2,701.5		2,589.6
Total average assets	$ 45,481.9		$ 44,684.7		$ 44,205.7
Liabilities
Deposits	$ 11,501.4	1.5%	$ 11,009.6	1.6%	$ 7,977.5	1.9%
Long-term borrowings	21,214.0	4.4%	21,320.7	4.4%	24,017.8	13.0%
Total interest-bearing liabilities	32,715.4	3.4%	32,330.3	3.5%	31,995.3	10.2%
Credit balances of factoring clients	1,264.8		1,222.2		1,190.7
Other liabilities and equity	11,501.7		11,132.2		11,019.7
Total average liabilities and equity	$ 45,481.9		$ 44,684.7		$ 44,205.7

	Nine Months Ended
Assets	September 30, 2013		September 30, 2012
Interest bearing deposits	$ 5,531.1	0.3%	$ 6,704.5	0.3%
Investments	1,766.1	0.6%	1,393.6	0.8%
Loans (including held for sale)	22,131.8	6.5%	21,272.8	7.9%
Total interest earning assets	29,429.0	4.9%	29,370.9	5.7%
Operating lease equipment, net (including held for sale)	12,696.8	9.6%	12,383.5	10.0%
Other	2,737.8		2,728.7
Total average assets	$ 44,863.6		$ 44,483.1
Liabilities
Deposits	$ 10,897.0	1.6%	$ 7,183.2	2.0%
Long-term borrowings	21,474.0	4.5%	24,921.5	13.0%
Total interest-bearing liabilities	32,371.0	3.5%	32,104.7	10.5%
Credit balances of factoring clients	1,225.4		1,170.4
Other liabilities and equity	11,267.2		11,208.0
Total average liabilities and equity	$ 44,863.6		$ 44,483.1

13

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

	September 30,	June 30,	December 31,	September 30,
	2013	2013	2012	2012
FINANCING AND LEASING ASSETS
Corporate Finance
Loans	$ 9,232.8	$ 8,862.9	$ 8,173.0	$ 7,800.4
Operating lease equipment, net	70.6	72.0	23.9	14.6
Assets held for sale	490.3	434.2	56.8	110.8
Financing and leasing assets	9,793.7	9,369.1	8,253.7	7,925.8
Transportation Finance
Loans	1,973.6	2,004.9	1,853.2	1,790.9
Operating lease equipment, net	12,296.4	12,034.1	12,173.6	11,862.1
Assets held for sale	77.2	273.4	173.6	371.4
Financing and leasing assets	14,347.2	14,312.4	14,200.4	14,024.4
Trade Finance
Loans - factoring receivables	2,295.8	2,312.2	2,305.3	2,408.3
Vendor Finance
Loans	4,860.8	4,968.1	4,818.7	4,628.0
Operating lease equipment, net	210.1	220.1	214.2	210.0
Assets held for sale	554.7	479.0	414.5	398.1
Financing and leasing assets	5,625.6	5,667.2	5,447.4	5,236.1
Total commercial financing and leasing assets	32,062.3	31,660.9	30,206.8	29,594.6
Consumer
Loans - student lending	3,451.7	3,523.0	3,694.5	3,752.9
Loans - other(1)	8.0	7.2	2.9	2.9
Assets held for sale	-	-	1.5	540.8
Financing and leasing assets	3,459.7	3,530.2	3,698.9	4,296.6
Total financing and leasing assets	$ 35,522.0	$ 35,191.1	$ 33,905.7	$ 33,891.2
(1) Reflects certain non-consumer loans at CIT Bank.

INVESTMENT SECURITIES
Short-term investments, mostly U.S. Treasuries	$ 1,407.3	$ 1,200.7	$ 750.3	$ 750.1
Other debt and equity investments	1,091.6	357.3	315.2	266.1
Total investment securities	$ 2,498.9	$ 1,558.0	$ 1,065.5	$ 1,016.2

OTHER ASSETS
Deposits on commercial aerospace equipment	$ 693.0	$ 612.9	$ 615.3	$ 558.3
Deferred costs, including debt related costs	153.0	156.4	172.2	169.9
Tax receivables, other than income taxes	110.0	99.4	81.7	128.8
Executive retirement plan and deferred compensation	100.4	104.0	109.7	109.4
Accrued interest and dividends	94.1	95.3	93.9	106.4
Furniture and fixtures	84.9	79.5	75.4	79.0
Prepaid expenses	63.4	66.1	73.8	79.6
Other counterparty receivables	57.0	5.6	115.7	138.4
Other	224.7	253.8	225.8	268.4
Total other assets	$ 1,580.5	$ 1,473.0	$ 1,563.5	$ 1,638.2

14

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

CREDIT METRICS
	Quarters Ended						Nine Months Ended September 30,
Gross Charge-offs To Average Finance Receivables	September 30, 2013		June 30, 2013		September 30, 2012		2013		2012
Corporate Finance(3)	$ 9.1	0.40%	$ 30.3	1.33%	$ 10.9	0.57%	$ 43.6	0.65%	$ 36.5	0.66%
Transportation Finance	1.2	0.23%	-	-	2.9	0.67%	4.5	0.31%	11.7	0.93%
Trade Finance	0.7	0.13%	0.8	0.13%	3.2	0.53%	2.3	0.13%	6.6	0.37%
Vendor Finance(4)	25.6	2.07%	17.0	1.38%	18.5	1.63%	58.6	1.60%	51.9	1.54%
Commercial Segments	36.6	0.80%	48.1	1.04%	35.5	0.87%	109.0	0.80%	106.7	0.90%
Consumer	-	-	-	-	-	-	-	-	1.0	0.03%
Total	$ 36.6	0.67%	$ 48.1	0.87%	$ 35.5	0.71%	$ 109.0	0.67%	$ 107.7	0.71%

Net Charge-offs To Average Finance Receivables(1)
Corporate Finance(3)	$ 8.9	0.39%	$ 22.2	0.97%	$ 5.0	0.26%	$ 32.6	0.49%	$ 18.2	0.33%
Transportation Finance	0.1	0.01%	(0.9)	(0.18%)	2.9	0.67%	2.5	0.17%	11.7	0.93%
Trade Finance	(0.7)	(0.12%)	(0.5)	(0.08%)	-	-	(3.0)	(0.17%)	2.6	0.15%
Vendor Finance(4)	18.8	1.52%	8.3	0.67%	10.1	0.88%	33.6	0.92%	23.8	0.71%
Commercial Segments	27.1	0.59%	29.1	0.63%	18.0	0.44%	65.7	0.48%	56.3	0.47%
Consumer	-	-	-	-	-	-	-	-	0.5	0.02%
Total	$ 27.1	0.50%	$ 29.1	0.53%	$ 18.0	0.36%	$ 65.7	0.40%	$ 56.8	0.37%

Non-accruing Loans To Finance Receivables(2)	September 30, 2013		June 30, 2013		December 31, 2012		September 30, 2012
Corporate Finance	$ 155.4	1.68%	$ 172.6	1.95%	$ 211.9	2.59%	$ 255.6	3.28%
Transportation Finance	-	-	12.9	0.65%	40.5	2.18%	55.2	3.08%
Trade Finance	6.6	0.29%	2.7	0.12%	6.0	0.26%	27.2	1.13%
Vendor Finance	96.3	1.98%	90.3	1.82%	71.8	1.49%	73.7	1.59%
Commercial Segments	258.3	1.41%	278.5	1.53%	330.2	1.93%	411.7	2.48%
Consumer	-	-	-	-	1.6	0.04%	0.3	0.01%
Total	$ 258.3	1.18%	$ 278.5	1.28%	$ 331.8	1.59%	$ 412.0	2.02%

PROVISION AND ALLOWANCE COMPONENTS
	Provision for Credit Losses					Allowance for Loan Losses
	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,		September 30,	June 30,	December 31,	September 30,
	2013	2013	2012	2013	2012	2013	2013	2012	2012
Specific reserves - commercial impaired loans	$ (9.0)	$ 1.3	$ 1.6	$ (11.3)	$ 0.9	$ 33.9	$ 42.9	$ 45.2	$ 55.5
Non-specific reserves - commercial	(1.7)	(15.8)	(19.6)	(3.9)	(6.2)	322.2	324.3	334.1	342.4
Net charge-offs - commercial(1)	27.1	29.1	18.0	65.7	56.3	-	-	-	-
Net charge-offs - consumer(1)	-	-	-	-	0.5	-	-	-	-
Totals	$ 16.4	$ 14.6	$ -	$ 50.5	$ 51.5	$ 356.1	$ 367.2	$ 379.3	$ 397.9

Allowance for loan losses as a percentage of total loans						1.63%	1.69%	1.82%	1.95%
Allowance for loan losses as a percentage of commercial loans						1.94%	2.02%	2.21%	2.39%

1) Net charge-offs do not include recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale recorded in Other Income.
2) Non-accrual loans include loans held for sale.
3) Charge-offs for the quarters ended September 30 and June 30, 2013 included approximately $5 million and $20 million, repectively, related to the transfer of receivables to assets held for sale and the nine months ended September 30, 2013 included $27 million.
4) Charge-offs for the quarter and nine months ended September 30, 2013 included approximately $7 million related to the transfer of receivables to assets held for sale.

15

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT RESULTS
(dollars in millions)

	Corporate	Transportation	Trade	Vendor	Commercial		Corporate
	Finance	Finance	Finance	Finance	Segments	Consumer	and Other	Consolidated
Quarter Ended September 30, 2013
Total interest income	$126.0	$37.4	$13.1	$124.5	$301.0	$31.9	$4.5	$337.4
Total interest expense	(58.3)	(126.0)	(6.1)	(53.1)	(243.5)	(21.3)	(13.2)	(278.0)
Provision for credit losses	(4.4)	0.7	0.8	(13.5)	(16.4)	-	-	(16.4)
Rental income on operating leases	4.8	381.5	-	54.8	441.1	-	-	441.1
Other income	28.7	29.5	38.2	5.5	101.9	0.2	2.7	104.8
Depreciation on operating lease equipment	(2.7)	(113.4)	-	(26.9)	(143.0)	-	-	(143.0)
Operating expenses	(57.6)	(49.0)	(28.5)	(83.1)	(218.2)	(5.7)	(8.3)	(232.2)
Income (loss) before provision for income taxes	$36.5	$160.7	$17.5	$8.2	$222.9	$5.1	$(14.3)	$213.7
Funded new business volume	$1,081.4	$732.8	$-	$761.2	$2,575.4	$-	$-	$2,575.4
Average Earning Assets	$9,621.4	$14,204.2	$955.3	$5,630.0	$30,410.9	$3,493.9	$-	$33,904.8
Average Finance Receivables	$9,119.8	$1,996.7	$2,322.6	$4,948.4	$18,387.5	$3,493.9	$-	$21,881.4
Quarter Ended June 30, 2013
Total interest income	$133.9	$35.2	$14.6	$130.3	$314.0	$33.3	$4.3	$351.6
Total interest expense	(60.6)	(125.8)	(7.1)	(54.9)	(248.4)	(18.9)	(14.1)	(281.4)
Provision for credit losses	(7.4)	0.2	2.2	(9.7)	(14.7)	-	0.1	(14.6)
Rental income on operating leases	4.2	389.8	-	58.4	452.4	-	-	452.4
Other income	28.8	25.3	32.4	(10.8)	75.7	0.2	3.4	79.3
Depreciation on operating lease equipment	(2.5)	(112.0)	-	(26.8)	(141.3)	-	-	(141.3)
Operating expenses	(55.1)	(48.0)	(28.8)	(81.7)	(213.6)	(6.1)	(10.0)	(229.7)
Income (loss) before provision for income taxes	$41.3	$164.7	$13.3	$4.8	$224.1	$8.5	$(16.3)	$216.3
Funded new business volume	$1,326.1	$707.9	$-	$842.6	$2,876.6	$-	$-	$2,876.6
Average Earning Assets	$9,232.1	$14,245.0	$1,059.1	$5,578.8	$30,115.0	$3,563.1	$-	$33,678.1
Average Finance Receivables	$9,147.2	$1,978.0	$2,390.2	$4,926.0	$18,441.4	$3,563.1	$-	$22,004.5
Quarter Ended September 30, 2012
Total interest income	$140.1	$34.1	$15.0	$136.5	$325.7	$44.9	$4.9	$375.5
Total interest expense	(146.9)	(375.1)	(24.1)	(122.7)	(668.8)	(43.0)	(104.2)	(816.0)
Provision for credit losses	22.0	(8.9)	(4.3)	(8.8)	-	-	-	-
Rental income on operating leases	1.7	386.9	-	57.2	445.8	-	-	445.8
Other income	26.3	18.4	39.0	0.9	84.6	1.2	0.9	86.7
Depreciation on operating lease equipment	(1.0)	(106.3)	-	(27.2)	(134.5)	-	-	(134.5)
Operating expenses / loss on debt extinguishments	(65.8)	(43.5)	(28.8)	(83.5)	(221.6)	(10.0)	(20.4)	(252.0)
Income (loss) before provision for income taxes	$(23.6)	$(94.4)	$(3.2)	$(47.6)	$(168.8)	$(6.9)	$(118.8)	$(294.5)
Funded new business volume	$903.4	$562.8	$-	$705.0	$2,171.2	$-	$-	$2,171.2
Average Earning Assets	$7,792.3	$13,921.0	$1,059.8	$5,146.4	$27,919.5	$4,344.5	$-	$32,264.0
Average Finance Receivables	$7,683.0	$1,742.9	$2,368.4	$4,555.2	$16,349.5	$3,730.2	$-	$20,079.7
Nine Months Ended September 30, 2013
Total interest income	$398.8	$106.5	$42.3	$385.6	$933.2	$99.4	$12.2	$1,044.8
Total interest expense	(184.7)	(380.1)	(20.7)	(166.1)	(751.6)	(58.0)	(41.7)	(851.3)
Provision for credit losses	(24.5)	4.9	1.7	(32.7)	(50.6)	-	0.1	(50.5)
Rental income on operating leases	13.0	1,154.6	-	170.8	1,338.4	-	-	1,338.4
Other income	81.6	69.9	103.5	(6.7)	248.3	0.5	5.4	254.2
Depreciation on operating lease equipment	(7.4)	(341.2)	-	(79.0)	(427.6)	-	-	(427.6)
Operating expenses	(173.9)	(146.7)	(87.3)	(253.6)	(661.5)	(18.5)	(17.2)	(697.2)
Income (loss) before provision for income taxes	$102.9	$467.9	$39.5	$18.3	$628.6	$23.4	$(41.2)	$610.8
Funded new business volume	$3,367.2	$1,772.5	$-	$2,253.7	$7,393.4	$-	$-	$7,393.4
Average Earning Assets	$9,156.6	$14,206.9	$1,026.4	$5,535.5	$29,925.4	$3,570.1	$-	$33,495.5
Average Finance Receivables	$8,945.0	$1,945.4	$2,359.5	$4,883.1	$18,133.0	$3,569.7	$-	$21,702.7
Nine Months Ended September 30, 2012
Total interest income	$487.0	$103.6	$43.6	$420.3	$1,054.5	$143.6	$14.0	$1,212.1
Total interest expense	(496.0)	(1,121.7)	(74.2)	(419.4)	(2,111.3)	(134.9)	(284.6)	(2,530.8)
Provision for credit losses	(8.4)	(16.6)	(5.9)	(20.1)	(51.0)	(0.5)	-	(51.5)
Rental income on operating leases	6.8	1,146.0	-	179.8	1,332.6	-	-	1,332.6
Other income	303.2	45.4	108.6	7.4	464.6	21.1	(4.3)	481.4
Depreciation on operating lease equipment	(3.3)	(316.3)	-	(83.3)	(402.9)	-	-	(402.9)
Operating expenses / loss on debt extinguishments	(193.9)	(132.0)	(89.2)	(239.4)	(654.5)	(30.4)	(62.6)	(747.5)
Income (loss) before provision for income taxes	$95.4	$(291.6)	$(17.1)	$(154.7)	$(368.0)	$(1.1)	$(337.5)	$(706.6)
Funded new business volume	$2,910.9	$1,492.5	$-	$2,139.4	$6,542.8	$-	$-	$6,542.8
Average Earning Assets	$7,481.6	$13,679.8	$1,118.8	$5,083.5	$27,363.7	$5,228.3	$-	$32,592.0
Average Finance Receivables	$7,368.4	$1,678.9	$2,354.4	$4,493.4	$15,895.1	$4,339.8	$-	$20,234.9

16

CIT GROUP INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURES
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.
	Quarters Ended			Nine Months Ended
Total Net Revenues(1)	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Interest income	$ 337.4	$ 351.6	$ 375.5	$ 1,044.8	$ 1,212.1
Rental income on operating leases	441.1	452.4	445.8	1,338.4	1,332.6
Finance revenue	778.5	804.0	821.3	2,383.2	2,544.7
Interest expense	(278.0)	(281.4)	(816.0)	(851.3)	(2,530.8)
Depreciation on operating lease equipment	(143.0)	(141.3)	(134.5)	(427.6)	(402.9)
Net finance revenue	357.5	381.3	(129.2)	1,104.3	(389.0)
Other income	104.8	79.3	86.7	254.2	481.4
Total net revenues	$ 462.3	$ 460.6	$ (42.5)	$ 1,358.5	$ 92.4

Net Operating Lease Revenues(2)
Rental income on operating leases	$ 441.1	$ 452.4	$ 445.8	$ 1,338.4	$ 1,332.6
Depreciation on operating lease equipment	(143.0)	(141.3)	(134.5)	(427.6)	(402.9)
Net operating lease revenue	$ 298.1	$ 311.1	$ 311.3	$ 910.8	$ 929.7

	Quarters Ended
Net Finance Revenue as a % of Average Earning Assets(3)	September 30, 2013		June 30, 2013		September 30, 2012
Net finance revenue	$ 357.5	4.22%	$ 381.3	4.53%	$ (129.2)	(1.60%)
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	-	-	8.1	0.09%	453.9	5.62%
Adjusted net finance revenue	$ 357.5	4.22%	$ 389.4	4.62%	$ 324.7	4.02%

	Nine Months Ended September 30,
	2013		2012
Net finance revenue	$ 1,104.3	4.40%	$ (389.0)	(1.59%)
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	25.9	0.10%	1,315.7	5.38%
Adjusted net finance revenue	$ 1,130.2	4.50%	$ 926.7	3.79%

	Quarters Ended			Nine Months Ended
Operating Expenses	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Operating expenses	$ (232.2)	$ (229.7)	$ (235.2)	$ (697.2)	$ (686.3)
Provision for severance and facilities exiting activities	3.2	9.5	5.0	18.4	11.0
Operating expenses excluding restructuring costs	$ (229.0)	$ (220.2)	$ (230.2)	$ (678.8)	$ (675.3)

Impacts of FSA Accretion and Debt-related Transaction Costs on Pre-tax Income (Loss)	Corporate	Transportation	Trade	Vendor		Corporate
	Finance	Finance	Finance	Finance	Consumer	and Other	Total
Quarter Ended September 30, 2013
Pre-tax income/(loss) – reported	$ 36.5	$ 160.7	$ 17.5	$ 8.2	$ 5.1	$ (14.3)	$ 213.7
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	-	-	-	-	-	-	-
Pre-tax income (loss) – excluding debt redemptions	$ 36.5	$ 160.7	$ 17.5	$ 8.2	$ 5.1	$ (14.3)	$ 213.7
Quarter Ended June 30, 2013
Pre-tax income/(loss) – reported	$ 41.3	$ 164.7	$ 13.3	$ 4.8	$ 8.5	$ (16.3)	$ 216.3
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	1.3	4.6	0.3	1.2	0.3	0.4	8.1
Pre-tax income (loss) – excluding debt redemptions	$ 42.6	$ 169.3	$ 13.6	$ 6.0	$ 8.8	$ (15.9)	$ 224.4
Quarter Ended September 30, 2012
Pre-tax income/(loss) – reported	$ (23.6)	$ (94.4)	$ (3.2)	$ (47.6)	$ (6.9)	$ (118.8)	$ (294.5)
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	69.8	229.1	16.1	59.1	12.1	67.7	453.9
Debt related – loss on debt extinguishments	-	-	-	-	-	16.8	16.8
Pre-tax income (loss) – excluding debt redemptions	$ 46.2	$ 134.7	$ 12.9	$ 11.5	$ 5.2	$ (34.3)	$ 176.2
Nine Months Ended September 30, 2013
Pre-tax income/(loss) – reported	$ 102.9	$ 467.9	$ 39.5	$ 18.3	$ 23.4	$ (41.2)	$ 610.8
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	4.2	14.5	1.1	4.0	1.0	1.1	25.9
Pre-tax income (loss) – excluding debt redemptions	$ 107.1	$ 482.4	$ 40.6	$ 22.3	$ 24.4	$ (40.1)	$ 636.7
Nine Months Ended September 30, 2012
Pre-tax income/(loss) – reported	$ 95.4	$ (291.6)	$ (17.1)	$ (154.7)	$ (1.1)	$ (337.5)	$ (706.6)
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	220.9	637.4	46.1	197.1	34.5	179.7	1,315.7
Debt related – loss on debt extinguishments	-	-	-	-	-	61.2	61.2
Pre-tax income (loss) – excluding debt redemptions	$ 316.3	$ 345.8	$ 29.0	$ 42.4	$ 33.4	$ (96.6)	$ 670.3

	September 30,	June 30,	December 31,	September 30,
Earning Assets(3)	2013	2013	2012	2012
Loans	$ 21,822.7	$ 21,678.3	$ 20,847.6	$ 20,383.4
Operating lease equipment, net	12,577.1	12,326.2	12,411.7	12,086.7
Assets held for sale	1,122.2	1,186.6	646.4	1,421.1
Credit balances of factoring clients	(1,278.4)	(1,205.0)	(1,256.5)	(1,224.9)
Total earning assets	$ 34,243.6	$ 33,986.1	$ 32,649.2	$ 32,666.3
Commercial earning assets	$ 30,783.9	$ 30,455.9	$ 28,950.3	$ 28,369.7

Tangible Book Value
Total common stockholders' equity	$ 8,845.0	$ 8,677.2	$ 8,334.8	$ 8,108.9
Less: Goodwill	(338.3)	(344.5)	(345.9)	(345.9)
Intangible assets	(22.4)	(24.8)	(31.9)	(37.3)
Tangible book value	$ 8,484.3	$ 8,307.9	$ 7,957.0	$ 7,725.7

(1) Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.
(2) Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment. Total net operating lease revenues are used by management to monitor portfolio performance.
(3) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund.